Exhibit 99.1

Edgewater Acquires Alecian Corporation

Strategic Acquisition Extends CPM Offering

    WAKEFIELD, Mass.--(BUSINESS WIRE)--July 2, 2007--A technology management consulting firm specializing in providing premium IT services, Edgewater Technology, Inc. (NASDAQ: EDGW, www.edgewater.com, "Edgewater" or the "Company"), today announced it has completed a strategic acquisition of Fairfield County, CT-based Alecian Corporation's ("Alecian") business, which specializes in the implementation of Corporate Performance Management ("CPM") solutions.

    The acquisition is expected to:

    --  Be immediately accretive to earnings;

    --  Enhance Edgewater's CPM offerings;

    --  Strengthen the delivery of financial management solutions;

    --  Provide additional scale to our national CPM/BI practice; and

    --  Be highly leveragable with Company's other business offerings.

    "We are delighted to welcome Alecian to the Edgewater organization and their strategic capability to our CPM suite of services," stated Shirley Singleton, President and Chief Executive Officer of Edgewater. "Alecian has highly-valued expertise in delivering CPM solutions which enable CFOs to monitor enterprise-wide Sarbanes Oxley compliance and results across the enterprise. Alecian's niche practice further enhances our current CPM offering and provides additional cross-selling opportunities within our Business Consulting and Technology Consulting offerings."

    Headquartered in Fairfield County, CT, Alecian is a strategic technology and business consulting firm that has delivered its services to such organizations as Autonation; Sara Lee; Goldman Sachs and Johnson Controls. Alecian specializes in delivering financial management solutions that assist organizations in making strategic and operational decisions within today's stringent reporting regulations.

    "We're excited to be joining the Edgewater organization," stated Kevin Burns, CEO of Alecian. "By combining our expertise in CPM with Edgewater, we can further assist organizations in the development of effective, integrated financial management solutions enabling them to report critical financial data in a dynamic and consolidated manner."

    The acquisition will be accounted for as an asset purchase, with Alecian shareholders receiving consideration of $0.5 million in upfront cash and having the potential to earn additional cash consideration based on achieving performance objectives over a 12 month period. The acquisition is expected to contribute approximately $1.5 million in annualized revenue and is expected to be immediately accretive to earnings.

    DecisionPoint International, a boutique technology investment bank, served as an advisor to Edgewater Technology on this transaction.

    About Edgewater Technology, Inc.

    Edgewater Technology, Inc. is an innovative technology management consulting firm. We provide a unique blend of premium IT services by leveraging our proven industry expertise in strategy, technology and corporate performance management. Headquartered in Wakefield, MA, we go to market by vertical industry and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

    This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to the expected accretive impact of the Alecian acquisition. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance, Words such as "targeting," "expected," "will," "are," "provide," "continue," "remain," "optimistic" or the negative thereof or variations thereon and similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments that are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) the inability to promptly and effectively integrate Alecian into the Company's operations, culture and back office administrative support areas; (2) loss of one or more key customers or key employees (3) changes in industry trends, such as decline in the demand for business intelligence and performance management solutions, custom development and system integration services and/or spending delays with existing information technology services projects; (4) failure to obtain new customers or retain significant existing customers; (5) loss of key executives; (6) general economic and business conditions (whether foreign, national, state or local) which include but are not limited to changes in interest or currently exchange rates and the overall demand for information technology services and/or spending delays for existing information technology services; (7) lack of available growth opportunities; and (8) the inability to maintain, sustain or grow revenues. Actual events or results may differ materially from those discussed, contemplated, forecasted, estimated, anticipated, planned or implied in the forward-looking statements as a result of the various factors described above and those further set forth under the heading "Business- Factors Affecting Finances, Business Prospects and Stock Volatility" in the Company's Form 10-K filed with the Securities and Exchange Commission on March 14, 2007.

    CONTACT: Edgewater Technology, Inc.
             Kevin R. Rhodes, Chief Financial Officer
             Barbara Warren-Sica, Investor Relations
             781-246-3343